EXHIBIT 99.1

Bion - Kreider Project Grand Opening Follow Up

August 4, 2011.  New York, New York.  Bion Environmental Technologies, Inc. (OTC: BNET) and Kreider Farms recently held the grand opening of Bion’s livestock waste treatment project that utilizes its patented micro-aerobic digestion technology to reduce environmental impacts to the Chesapeake Bay. The event was held at the Kreider Farms dairy facility in Manheim, Lancaster County, Pennsylvania.  The theme of the event was, “Think Globally…Treat Locally”, a strategy that refers to Bion’s unique ability to provide low cost treatment and removal of livestock waste nutrients on-site at their source, rather than substantially more expensive treatment downstream.

Runoff of excess nitrogen from agricultural activities, municipal waste treatment plants and an assortment of urban/suburban activities cause algal blooms in downstream coastal waters.  When the runoff and the nitrogen it supplies subsides, the algae dies, leading to hypoxic zones where dissolved oxygen levels fall below levels necessary to sustain most animal life, such as the ‘Dead Zone’ at the mouth of the Mississippi River in the Gulf of Mexico.  According to a recent task group made up of U.S. EPA staff and state regulators, “nitrogen and phosphorus pollution has the potential to become one of the costliest, most difficult environmental problems we face in the 21st century.” Livestock waste has been identified as one of the primary contributors of excess nitrogen to the Chesapeake Bay, Gulf of Mexico, and many other water basins.

To date, efforts to control excess nutrients have largely relied on expensive downstream treatment provided by municipal wastewater plants and storm water treatment of nutrients that have already entered the water supply.  Higher cost treatment from these facilities results from them having to remove nutrients that have been diluted, requiring the processing of significantly greater volumes of water to capture the nutrients.  To comply with the need to make further nutrient reductions to protect our waterways, EPA has pushed for additional upgrades to these wastewater plants and the development of new storm water treatment infrastructure – both are very expensive alternatives.

Bion’s unique technology treats the waste at a much lower cost by capturing and stabilizing the nitrogen on-site at its source, before it has a chance to disperse into the watershed.  When considering the Chesapeake Bay, as well as the Gulf of Mexico, Great Lakes and other waters, this more cost-effective strategy could result in a potential savings to taxpayers of billions of dollars annually.  The ‘treat locally’ strategy also provides benefits to the local community and environment that include reduction of nitrogen to underground aquifers and local waterways, reduced phosphorus that primarily impacts freshwater ecosystems, reduced odors and production of beneficial soil/fertilizer products that provide enhanced performance for crop farming.

The Bion system at Kreider Farms (and potentially other locations in the future) will generate verified long-term nitrogen and phosphorus credits that Pennsylvania, and ultimately other Chesapeake Bay states, can use to offset their obligations to reduce nitrogen to the Bay and avoid expensive infrastructure projects.  Bion’s technology will significantly reduce on-farm ammonia emissions that are ultimately re-deposited back to the land within the watershed.  These nutrients are accounted for in the US Environmental Protection Agency (‘EPA’)’s models primarily in their storm water and forest inventories, the most expensive nitrogen pathways to capture and treat.  Also of significant environmental benefit, Bion’s technology will reduce the release of phosphorus to local streams, as well as reduce greenhouse gases, hydrogen sulfide and odors. In addition, the Bion technology platform will also produce renewable energy from the separated waste biomass.

The Bion system at Kreider Farms will initially treat the waste from the dairy farm’s 1,200-cow active milking herd and will generate approximately 125,000 nitrogen credits that can be used to offset Pennsylvania’s nitrogen reduction requirements under the Chesapeake Bay Tributary Strategy.  The system will also ultimately treat the waste from the majority of Kreider Dairy’s additional milking stock as well as the ‘support herd’.  Bion is currently developing Phase 2 of the project that will treat the waste from Kreider’s approximately five million chickens as well as produce renewable energy from the poultry and dairy waste sufficient to provide electricity for approximately 2,700 homes.

Bion anticipates that upon completion of Phase 2, it will ultimately produce nitrogen credits in the range of 1.5-2.0 million credits from treatment of the animal waste generated at Kreider Farms based upon the latest EPA models. In the Chesapeake Bay basin, average nitrogen and phosphorous remediation costs (including both municipal and storm water facilities) exceeds $40 per lb annually when operating and capital costs are included.  Based on the generation of credits (at $10 per pound), the Bion-Kreider Project could save Pennsylvania taxpayers approximately $30 million annually per million lbs of nitrogen reduced.  If used primarily to offset storm water treatment inventories, the savings could be substantially higher.  Pennsylvania’s livestock industry has the potential to produce reductions in excess of the 25M lbs of nitrogen projected in the PA DEP Watershed Implementation Plan, with the result being the ability to export cost effective nitrogen and phosphorous reduction credits to adjoining Chesapeake Bay basin states.

The project was funded with a $7.5 million loan from the Pennsylvania Infrastructure Investment Authority (PENNVEST).  PENNVEST’s Executive Director, Paul Marchetti, spoke at the event about the need to continue to develop and enhance the State’s existing nutrient credit trading program to allow it to provide cost-effective solutions to Pennsylvania’s obligations to reduce nitrogen to the Bay.

In addition to Mr. Marchetti, the grand opening event was attended by more than one hundred guests from across the stakeholder community – several of them spoke to the stakeholder group about Bion’s technology and the overall Project:

Lancaster County Commissioner Dennis Stuckey credited Kreider and its CEO and president, Ron Kreider, for their "forward-thinking" approach to a persistent environmental problem.  Ron Kreider stated, “Many of us here in Pennsylvania have taken our role as protectors of our land, our environment and the Chesapeake Bay very seriously and that’s why our partnership with Bion made sense from day one.”

John Hines, Deputy Secretary of the PA Department of Environmental Protection, opened his remarks with a quote from the late Carl Sagan, astronomer and author, “advances in medicine and agriculture have saved more lives than all lives lost in all wars combined."  Secretary Hines went on to say, "The Kreider project is a prime example that our efforts must move away from paper and plans and be about people and projects.  It's innovative and progressive projects like this that keep farmers in tune with our economy and in tune with our communities." Hines added, “that equates to progress for Pennsylvania's environment and agricultural community."

Pennsylvania Agriculture Secretary George Greig also spoke at the event, "Penn-sylvania's agriculture industry is committed to developing innovative approaches to meet our goals in cleaning up the Chesapeake Bay.  By continuing to work together with state, federal and private partners, we can help restore the water quality of the Bay and ensure future generations can benefit from this natural treasure."  In a follow-up interview, he added, “This is a process that is going to eliminate a lot of waste in the Chesapeake Bay.  It processes the manure into a saleable product and eliminates the nitrogen and phosphorus that can leach into the Chesapeake.  We’ll be watching this very closely…it is promising.  I applaud the Kreider’s for embracing this technology.”

The event was also attended by representatives from USDA, US EPA, PENNVEST, PennFuture and the Chesapeake Bay Foundation, the PA Farm Bureau and American Farmland Trust, and the PA Municipal Authorities and PA Builders Associations, as well as representatives from US Representative (PA) Pitts’ and US Senators Casey (PA) and Toomey (PA)’s offices.  Television news coverage was carried on ABC 27 (Harrisburg).  The project was featured in articles on Thursday, July 21 in the Philadelphia Inquirer, Lancaster Online, and the York Daily Record and on Monday, July 25 in the Harrisburg Patriot-News and the American Agriculturist (links to referenced media coverage can be found on Bion’s websites at www.biontech.com and www.bionpa.com).

Bion anticipates its micro-aerobic digestion livestock waste treatment installation at Kreider dairy will achieve full operating efficiency by end of summer 2011. The benefits of Bion’s onsite livestock waste treatment go well beyond the Chesapeake Bay requirements. The technology will also reduce nutrients to local aquifers and streams; significantly reduce odors; as well as provide substantial reductions in greenhouse gases and an assortment of other air and water pollutants. Bion’s Kreider Farms installation demonstrates that large scale livestock production can be operated in a manner that is both economically and environmentally sustainable.  Bion’s technology and proposed policy initiatives will result in a ‘win-win’ for the environment, livestock agriculture and the tax and rate payers of Pennsylvania and the Chesapeake Bay basin, and create a model template to address the issue of excess nutrients nationally.

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About Bion: Bion Environmental Technologies has provided environmental treatment solutions to the agriculture and livestock industry since 1990. Bion’s patented next-generation technology provides a unique comprehensive treatment of livestock waste that achieves substantial reductions in nitrogen and phosphorus, ammonia, greenhouse and other gases, as well as pathogens, hormones, herbicides and pesticides. Bion’s process simultaneously recovers cellulosic biomass from the waste stream that can be used to produce renewable energy.

Bion recently installed its next-generation dairy waste treatment system at Kreider Dairy Farms, a 1,200 cow dairy facility in Lancaster County, Pennsylvania.  The system was installed to reduce ammonia emissions and nitrogen discharges that impact the Chesapeake Bay.  Bion will be reporting initial data on its environmental performance beginning in the next few weeks.  The data will be used by the Pennsylvania Department of Environmental Protection to verify nitrogen reductions that will be used as offsets to EPA Chesapeake Bay Total Maximum Daily Load requirements.  For more information, see Bion’s websites, www.biontech.com and www.bionpa.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Vice President-Capital Markets

303-843-6191 direct